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                                                                   EXHIBIT 10.24

                              GENEMEDICINE, INC.

                  MANAGEMENT CHANGE OF CONTROL INCENTIVE PLAN

1.   PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected employees of the Company may be given an opportunity to participate in the proceeds of a Change of Control transaction.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now employees of the Company, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

2.   DEFINITIONS.

     (a) "ACQUISITION POOL" means an amount of cash and/or securities, determined pursuant to the Plan, equal to 3% of the Net Proceeds received by the Company upon a Change of Control.

     (b)  "BOARD" means the Board of Directors of the Company.

     (c) "CHANGE OF CONTROL" means the occurrence of any one or more of the following events: (i) a merger or consolidation in which the Company is not the surviving corporation and in which the Company's stockholders immediately prior to the transaction do not hold beneficial ownership of at least fifty percent (50%) of the outstanding voting shares of the new or continuing corporation;
(ii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common and preferred stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (iii) the sale, exchange or other disposition, in one transaction or a series of related transactions, of at least a majority of the outstanding shares of the Company's common and preferred stock (determined on an as-converted basis) in which the Company's stockholders immediately prior to such transaction or transactions do not hold beneficial ownership of at least fifty percent (50%) of the outstanding voting shares of the Company or of the ownership interests of the entity for which such shares are exchanged (taking into account only such stockholders' ownership of the Company prior to the time such transaction or transactions commenced); (iv) the Company sells all or substantially all of its assets to a single purchaser or to a group of associated purchasers; or (v) any other transaction, or series of related transactions, which, in effect, result in a change of control of the Company, as evidenced, for example, by a change in a majority of the members of the Board of Directors or the power to effect such a change, all as determined by the Board of Directors as constituted before such change.
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     (d)  "CLOSING" means the closing of a transaction constituting a Change of
Control.

     (e)  "COMPANY" means GeneMedicine, Inc., a Delaware corporation.

     (f) "KEY EMPLOYEE" means any person employed by the Company who is designated by the Board from time to time as a Key Employee. The individuals currently designated by the Board as Key Employees are: Eric Tomlinson, Norman Hardman, Alain Rolland, Joseph Bossart, Richard Waldron, and Kathryn Stankis.

     (g) "NET PROCEEDS" means the sum of all cash and/or the market value of any securities received by the Company in connection with a transaction, reduced
(1) by the selling and other expenses incurred in connection with such transaction; and (2) by the liabilities of the Company, if any, retained by the Company's stockholders following such transaction (not including any liabilities created as a result of the establishment of this Plan). Any contingent payments payable in connection with any transaction, less any related expenses and liabilities as discussed above, shall be included in the determination of Net Proceeds. In the event that all or part of the consideration received by the Company in a transaction is in the form of securities, the Net Proceeds received by the Company shall be deemed to include the fair market value of such securities, determined on the same basis on which such securities were valued in the transaction.

     (h) "PLAN" means this GeneMedicine, Inc. Management Change in Control Incentive Plan.

3.   ADMINISTRATION.

     (a) The Plan shall be interpreted and administered by the Board, whose actions shall be final and binding on all persons, including each employee.

     (b) The Board, in its sole discretion, shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which employees of the Company shall be designated as Key Employees entitled to participate in the Plan. This authority shall also include the ability to determine that one or more employees previously designated as Key Employees shall no longer be entitled to participate in the Plan.

          (2) To determine whether or not a transaction or related series of transactions results in a Change of Control.

          (3) To establish, change and adjust, in its sole discretion except to the extent specified in the Plan, the percentage allocation of the cash or securities in the Acquisition Pool to each of the Key Employees.

     (c) The Board may delegate some or all of its powers and responsibilities under the Plan either to a committee of the Board or to one or more officers of the Company.

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4.   ALLOCATION OF ACQUISITION POOL.

     (a) The allocation of the Acquisition Pool to individuals designated as Key Employees as of the date hereof shall be as follows:

          (1)  Eric Tomlinson  30%

          (2)  Norman Hardman  21%

          (3)  Alain Rolland   11%

          (4)  Joseph Bossart   8%

          (5)  Richard Waldron  8%

          (6)  Kathryn Stankis  7%;

     (b)  Under no circumstances will the Key Employees specified in (a)(1) and
(a)(2) above receive an allocation or distribution pursuant to this Plan in excess of $700,000; and (ii) no other employee shall receive an allocation or distribution in excess of two (2) times his or her base salary as in effect as of the Closing.

     (c) Other employees eligible to receive benefits under this Plan shall receive allocations from 15% of the Acquisition Pool.

5.   DISTRIBUTIONS.

     (a) If the conditions for distributions set forth in the Plan are satisfied, each employee shall be entitled to receive, upon the Closing, a distribution equal to (i) such employee's allocation of the Acquisition Pool times (ii) the aggregate dollar value of the Acquisition Pool, subject to the limitations set forth in Section 4 above. Such distributions shall be made in cash and/or securities as determined by the Board. While generally each participant will receive his or her distributive share of the Acquisition Pool in the same form or forms of payment and in the same proportions as that made by the purchaser(s) upon the Change of Control, the Board shall have the discretion to restructure the form and timing of payment of such distributions to accommodate the business objectives of the Company in the Change of Control, which may include, but not be limited to, (1) consideration of the tax consequences to the Company, its stockholders, and the Plan's participants, (2) financial accounting consequences for the Company or the acquiror, and (3) satisfaction of any applicable securities law requirements.

     (b) An individual must be an employee of the Company at the time of the Closing in order to receive his or her allocation of the Acquisition Pool.

     (c) Subject to any adjustments made under Section 5(a) above, if any, payments to employees under the Plan shall be made within 30 days of the Closing, except for payments to be made with respect to contingent payments payable in connection with a Change of Control, which shall be made as soon as administratively reasonable following the receipt by the Company of such payments.

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     (d)  Anything in the Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of an employee (whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise) (a "Payment") would be nondeductible by the Company for federal income tax purposes because of
Section 280G of the Internal Revenue Code (the "Code") and would cause the employee to be liable for an excise tax pursuant to Section 4999 of the Code, then the aggregate present value of amounts payable or distributable under this Plan may be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of benefits without causing any Payment to be nondeductible by the Company because of Section 280G of the Code or to create an excise tax liability under
Section 4999 of the Code. For purposes of this Paragraph (d), present value shall be determined in accordance with Section 280G(d)(4) of the Code. The decisions as to whether or not to reduce the benefits to the Reduced Amount, and as to the manner of any such reduction, shall be made by the Company in its sole discretion, and such decisions shall be binding upon the Company and each employee.

6.   AMENDMENT OR TERMINATION OF THE PLAN.

     (a) The Board at any time, and from time to time prior to the Closing, may amend or terminate the Plan.

     (b)  The Plan shall automatically terminate upon the earlier to occur of
(i) May 17, 2000 or (ii) the Closing and completion of all payments under the terms of the Plan.

7.   NO GUARANTEE OF FUTURE SERVICE.

     Selection of an individual to participate in the Plan shall not provide any guarantee or promise of continued service of the participant with the Company, and the Company retains the right to terminate the employment of any employee at any time, with or without cause, for any reason or no reason, except as may be restricted by law or contract.

8.   TAX WITHHOLDING

     The Company shall withhold from any distributions under the Plan any amount required to satisfy the Company's income and employment tax withholding obligations under Federal and State Law.

9.   CHOICE OF LAW

     All questions concerning the construction, validation and interpretation of the Plan will be governed by the law of the State of Texas.

10.  HEADINGS

     The headings in the Plan are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

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     The Plan is adopted by an authorized officer of the Company effective as of the 1st day of July, 1998.


                                       GENEMEDICINE, INC.

                                       By:Kathryn Stankis
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                                       Its:Vice President, Human Resources
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